Exhibit 99.1

DoubleVerify Reports First Quarter 2023 Financial Results

Increased Revenue by 27% Year-over-Year to $122.6 Million Driven by Global Growth in Social and CTV Measurement and Programmatic Activation

Achieved Net Income of $12.2 Million and Adjusted EBITDA of $35.9 Million, representing a 29% Adjusted EBITDA margin

Exceeded First Quarter Expectations and Raised Full Year 2023 Guidance to 24% Total Revenue Growth and 31% Adjusted EBITDA Margins at the Midpoints of New Guidance Ranges

NEW YORK – May 10, 2023 – DoubleVerify (“DV”) (NYSE: DV), a leading software platform for digital media measurement, data and analytics, today announced financial results for the first quarter ended March 31, 2023.

“DV has once again delivered a powerful combination of strong revenue growth and profitability that has exceeded expectations,” said Mark Zagorski, CEO of DoubleVerify. “Our growth continues to significantly outpace our competitors and the broader industry. We grew revenue 27% year over year in Q1, fueled by market share gains across our three business lines, each of which delivered double-digit growth. The first quarter's exceptional performance was driven by existing customers meaningfully expanding their use of DV’s programmatic, Social, and CTV products as well as recently won international customers ramping business on our platform. Both are a testament to the unique utility and value our solutions deliver in reducing media waste and maximizing campaign effectiveness. Today, we are raising our full-year 2023 revenue and adjusted EBITDA guidance based on strong first-quarter results and our improved outlook for the rest of this year.”

First Quarter 2023 Financial Highlights:

(All comparisons are to the first quarter of 2022)

●	Total revenue of $122.6 million, an increase of 27%.
●	Activation revenue of $69.9 million, an increase of 32%.
●	Measurement revenue of $41.4 million, an increase of 22%.
o	Media Transactions Measured (“MTM”) for CTV and Social increased by 39% and 33% respectively.
o	International measurement revenue increased by 26% with EMEA growth of 23% and APAC growth of 31%.
●	Supply-Side revenue of $11.3 million, an increase of 15%.
●	Net income of $12.2 million and adjusted EBITDA of $35.9 million, which represented a 29% adjusted EBITDA margin.

First Quarter and Recent Business Highlights:

●	Grew Total Advertiser revenue by 28% year-over-year in the first quarter primarily due to a 25% increase in Media Transactions Measured (“MTM”) and a 3% increase in Measured Transaction Fee (“MTF”), and continued to achieve a Gross Revenue Retention rate of over 95% in the first quarter.

●	Grew premium-priced Authentic Brand Suitability (ABS) revenues by 56% year-over-year in the first quarter driven by large existing global advertisers as well as by new customer activations.

●	Drove global market share growth through product upsells, international expansion and new enterprise logo wins. Notable first quarter new business wins include:
○	Expansions: Merck, Amazon and AirBnB
○	New enterprise customer wins: Swarovski, Daikin, Mattress Firm, Evoke Health and NY Presbyterian

●	Launched new product and platform offerings including:
○	DV Universal Attention Segments — a programmatic activation solution that helps brands identify low-attention placements and improve performance by optimizing towards high-attention inventory. With this release, DV Authentic Attention® is the only MRC-accredited attention solution spanning programmatic activation through measurement.
○	DV Media Quality Authentication on Netflix — verification and fraud protection coverage on Netflix’s ad supported tier with verification on Netflix now available in 12 markets globally.
○	DV Campaign Automator & Pinnacle 2.0 — automation tools and improved user interface that streamline and improve workflows and provides faster data analysis through a more intuitive reporting experience and simplified data visualizations.

●	Became a badged Measurement Partner with a specialty in Brand Safety & Suitability in the TikTok Marketing Partner Program. TikTok awards this badge to companies that have met their stringent partner qualification standards.

●	Partnered with Roku to expand Roku’s Watermark 2.0 technology to cover more fraud use cases including user spoofing that creates fake impressions.

●	Partnered with Publicis Media and leading brands such as Kraft Heinz, Reckitt and Comcast to conduct first-of-its-kind research detailing factors influencing brand safety and suitability.

●	Ranked in the top 1% of all data providers scored by Neutronian in their transparency ratings and renewed its “Cookieless Certification” badge, an independent verification that as a data provider, DV is future-proofed for the depreciation of third-party cookies.

“Following a strong 2022, we continued to outpace the digital advertising industry with 27% revenue growth and delivered 29% adjusted EBITDA margins in the first quarter” said Nicola Allais, CFO of DoubleVerify. “Our outperformance was powered by our global teams whose excellent execution has consistently generated strong results. We continue to invest in our people and building our capabilities and technology and are focused on growing our engineering and data science talent while expanding our global footprint. We’re excited about our solid pipeline of new and expansionary business opportunities and with nearly $286 million dollars of cash and zero debt on our balance sheet, we are well-positioned to drive further business expansion and accelerate our long term growth.”

Second Quarter and Full-Year 2023 Guidance:

DoubleVerify anticipates Revenue and Adjusted EBITDA to be in the following ranges:

Second Quarter 2023:

●	Revenue of $131 to $135 million, a year-over-year increase of 21% at the midpoint.
●	Adjusted EBITDA in the range of $37 to $39 million, representing a 29% margin at the midpoint.

Full Year 2023:

●	Revenue of $557 to $569 million, a year-over-year increase of 24% at the midpoint.
●	Adjusted EBITDA in the range of $171 to $179 million, representing a 31% margin at the midpoint.

With respect to the Company’s expectations under "Second Quarter and Full Year 2023 Guidance" above, the Company has not reconciled the non-GAAP measure Adjusted EBITDA to the GAAP measure net income in this press release because the Company does not provide guidance for stock-based compensation expense, depreciation and amortization expense, acquisition-related costs, interest income, and income taxes on a consistent basis as the Company is unable to quantify these amounts without unreasonable efforts, which would be required to include a reconciliation of Adjusted EBITDA to GAAP net income. In addition, the Company believes such a reconciliation would imply a degree of precision that could be confusing or misleading to investors.

Conference Call, Webcast and Other Information

DoubleVerify will host a conference call and live webcast to discuss its first quarter 2023 financial results at 5:30 p.m. Eastern Time today, May 10, 2023. To access the conference call, dial (877) 841-2987 for the U.S. or Canada, or (215) 268-9878 for international callers. The webcast will be available live on the Investors section of the Company’s website at https://ir.doubleverify.com/. An archived webcast will be available approximately two hours after the conclusion of the live event.

In addition, DoubleVerify plans to post certain additional historical quarterly financial information on the investor relations portion of its website for easy access to investors.

Key Business Terms

Activation revenue is generated from the evaluation, verification and measurement of advertising impressions purchased through programmatic demand-side and social media platforms.

Measurement revenue is generated from the verification and measurement of advertising impressions that are directly purchased on digital media properties, including publishers and social media platforms.

Supply-Side revenue is generated from platforms and publisher partners who use DoubleVerify’s data analytics to evaluate, verify and measure their advertising inventory.

Gross Revenue Retention Rate is the total prior period revenue earned from advertiser customers, less the portion of prior period revenue attributable to lost advertiser customers, divided by the total prior period revenue from advertiser customers.

Media Transactions Measured (MTM) is the volume of media transactions that DoubleVerify’s software platform measures.

Measured Transaction Fee (MTF) is the fixed fee DoubleVerify charges per thousand Media Transactions Measured.

International Revenue Growth Rates are inclusive of foreign currency fluctuations.

DoubleVerify Holdings, Inc.
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

	As of	As of
(in thousands, except per share data)	March 31, 2023	December 31, 2022
Assets:
Current assets
Cash and cash equivalents	$285,738	$267,813
Trade receivables, net of allowances for doubtful accounts of $9,883 and $8,893 as of March 31, 2023 and December 31, 2022, respectively	174,262	167,122
Prepaid expenses and other current assets	16,695	10,161
Total current assets	476,695	445,096
Property, plant and equipment, net	48,842	47,034
Operating lease right-of-use assets, net	64,381	64,692
Goodwill	343,859	343,011
Intangible assets, net	129,352	135,429
Deferred tax assets	35	35
Other non-current assets	1,701	1,731
Total assets	$1,064,865	$1,037,028
Liabilities and Stockholders' Equity:
Current liabilities
Trade payables	$10,672	$6,675
Accrued expenses	25,485	33,085
Operating lease liabilities, current	7,852	7,041
Income tax liabilities	22,801	11,953
Current portion of finance lease obligations	1,615	1,846
Other current liabilities	7,585	8,310
Total current liabilities	76,010	68,910
Operating lease liabilities, non-current	74,218	74,086
Finance lease obligations	497	779
Deferred tax liabilities	7,527	12,890
Other non-current liabilities	3,415	3,504
Total liabilities	161,667	160,169
Commitments and contingencies (Note 13)
Stockholders’ equity
Common stock, $0.001 par value, 1,000,000 shares authorized, 166,157 shares issued and 166,131 outstanding as of March 31, 2023; 1,000,000 shares authorized, 165,448 shares issued and 165,417 outstanding as of December 31, 2022	166	165
Additional paid-in capital	769,142	756,299
Treasury stock, at cost, 26 shares and 31 shares as of March 31, 2023 and December 31, 2022, respectively	(669)	(796)
Retained earnings	139,692	127,517
Accumulated other comprehensive loss, net of income taxes	(5,133)	(6,326)
Total stockholders’ equity	903,198	876,859
Total liabilities and stockholders' equity	$1,064,865	$1,037,028

DoubleVerify Holdings, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (UNAUDITED)

	Three Months Ended March 31,
(in thousands, except per share data)	2023	2022
Revenue	$122,594	$96,723
Cost of revenue (exclusive of depreciation and amortization shown separately below)	23,952	16,877
Product development	28,555	21,588
Sales, marketing and customer support	25,712	26,684
General and administrative	20,188	19,675
Depreciation and amortization	8,983	9,040
Income from operations	15,204	2,859
Interest expense	256	232
Other (income) expense, net	(2,734)	46
Income before income taxes	17,682	2,581
Income tax expense (benefit)	5,507	(1,998)
Net income	$12,175	$4,579
Earnings per share:
Basic	$0.07	$0.03
Diluted	$0.07	$0.03
Weighted-average common stock outstanding:
Basic	165,631	162,612
Diluted	171,657	170,439
Comprehensive income:
Net income	$12,175	$4,579
Other comprehensive income:
Foreign currency cumulative translation adjustment	1,193	(1,570)
Total comprehensive income	$13,368	$3,009

DoubleVerify Holdings, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY (UNAUDITED)

							Accumulated
							Other
							Comprehensive
					Additional		Income (Loss)	Total
	Common Stock		Treasury Stock		Paid-in	Retained	Net of	Stockholders’
(in thousands)	Shares	Amount	Shares	Amount	Capital	Earnings	Income Taxes	Equity
Balance as of January 1, 2023	165,448	$165	31	$(796)	$756,299	$127,517	$(6,326)	$876,859
Foreign currency translation adjustment	—	—	—	—	—	—	1,193	1,193
Shares repurchased for settlement of employee tax withholdings	—	—	30	(787)	—	—	—	(787)
Stock-based compensation expense	—	—	—	—	11,992	—	—	11,992
Common stock issued upon exercise of stock options	527	1	—	—	1,765	—	—	1,766
Common stock issued upon vesting of restricted stock units	182	—	—	—	—	—	—	—
Treasury stock reissued upon settlement of equity awards	—	—	(35)	914	(914)	—	—	—
Net income	—	—	—	—	—	12,175	—	12,175
Balance as of March 31, 2023	166,157	$166	26	$(669)	$769,142	$139,692	$(5,133)	$903,198

Balance as of January 1, 2022	162,347	$162	50	$(1,802)	$717,228	$84,249	$(771)	$799,066
Foreign currency translation adjustment	—	—	—	—	—	—	(1,570)	(1,570)
Shares repurchased for settlement of employee tax withholdings	—	—	41	(1,058)	—	—	—	(1,058)
Stock-based compensation expense	—	—	—	—	10,994	—	—	10,994
Common stock issued to non-employees	4	—	—	—	—	—	—	—
Common stock issued upon exercise of stock options	572	1	—	—	1,677	—	—	1,678
Common stock issued upon vesting of restricted stock units	195	—	—	—	—	—	—	—
Net income	—	—	—	—	—	4,579	—	4,579
Balance as of March 31, 2022	163,118	$163	91	$(2,860)	$729,899	$88,828	$(2,341)	$813,689

DoubleVerify Holdings, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

	Three Months Ended
	March 31,
(in thousands)	2023	2022
Operating activities:
Net income	$12,175	$4,579
Adjustments to reconcile net income to net cash provided by (used in) operating activities
Bad debt expense	1,285	1,079
Depreciation and amortization expense	8,983	9,040
Amortization of debt issuance costs	74	74
Non-cash lease expense	1,658	2,002
Deferred taxes	(5,382)	(2,016)
Stock-based compensation expense	11,813	10,994
Interest income	—	(14)
Loss on disposal of fixed assets	—	471
Other	(2)	(150)
Changes in operating assets and liabilities
Trade receivables	(8,052)	(12,224)
Prepaid expenses and other assets	(6,874)	(2,332)
Trade payables	3,700	2
Accrued expenses and other liabilities	2,048	(13,754)
Net cash provided by (used in) operating activities	21,426	(2,249)
Investing activities:
Purchase of property, plant and equipment	(4,099)	(4,759)
Net cash (used in) investing activities	(4,099)	(4,759)
Financing activities:
Proceeds from revolving credit facility	50,000	—
Payments to revolving credit facility	(50,000)	—
Payment of contingent consideration related to Zentrick acquisition	—	(3,247)
Proceeds from common stock issued upon exercise of stock options	1,766	1,678
Payments related to offering costs	—	(6)
Finance lease payments	(513)	(480)
Shares repurchased for settlement of employee tax withholdings	(787)	(1,058)
Net cash provided by (used in) financing activities	466	(3,113)
Effect of exchange rate changes on cash and cash equivalents and restricted cash	131	131
Net increase (decrease) in cash, cash equivalents, and restricted cash	17,924	(9,990)
Cash, cash equivalents, and restricted cash - Beginning of period	267,938	221,725
Cash, cash equivalents, and restricted cash - End of period	$285,862	$211,735

Cash and cash equivalents	$285,738	$211,600
Restricted cash (included in prepaid expenses and other current assets on the Condensed Consolidated Balance Sheets)	124	135
Total cash and cash equivalents and restricted cash	$285,862	$211,735
Supplemental cash flow information:
Cash paid for taxes	$1,708	$948
Cash paid for interest	$266	$244
Non-cash investing and financing activities:
Right-of-use assets obtained in exchange for new operating lease liabilities, net of impairments and tenant improvement allowances	$1,415	$79,563
Capital assets financed by accounts payable and accrued expenses	$378	$—
Stock-based compensation included in capitalized software development costs	$179	$—

Comparison of the Three Months Ended March 31, 2023 and March 31, 2022

Revenue

	Three Months Ended March 31,		Change	Change
	2023	2022	$	%

	(In Thousands)
Revenue by customer type:
Activation	$69,892	$53,031	$16,861	32%
Measurement	41,385	33,834	7,551	22
Supply-side customer	11,317	9,858	1,459	15
Total revenue	$122,594	$96,723	$25,871	27%

Adjusted EBITDA

In addition to results determined in accordance with GAAP, Management believes that certain non-GAAP financial measures, including Adjusted EBITDA and Adjusted EBITDA Margin, are useful in evaluating our business. Adjusted EBITDA Margin is calculated as Adjusted EBITDA divided by total revenue. The following table presents a reconciliation of Adjusted EBITDA, a non-GAAP financial measure, to the most directly comparable financial measure prepared in accordance with GAAP.

	Three Months Ended March 31,
	2023	2022

	(In Thousands)
Net income	$12,175	$4,579
Net income margin	10%	5%
Depreciation and amortization	8,983	9,040
Stock-based compensation	11,813	10,994
Interest expense	256	232
Income tax expense (benefit)	5,507	(1,998)
M&A and restructuring costs (a)	—	653
Offering, IPO readiness and secondary offering costs (b)	187	—
Other (recoveries) costs (c)	(267)	1,197
Other (income) expense (d)	(2,734)	46
Adjusted EBITDA	$35,920	$24,743
Adjusted EBITDA margin	29%	26%

(a)	M&A and restructuring costs for the three months ended March 31, 2022 consist of transaction costs, integration and restructuring costs related to the acquisition of OpenSlate.
(b)	Offering, IPO readiness and secondary offering costs for the three months ended March 31, 2023 consist of third-party costs incurred for an underwritten secondary public offering by certain stockholders of the Company.
(c)	Other (recoveries) costs for the three months ended March 31, 2023 consist of sublease income for leased office space. For the three months ended March 31, 2022, other costs consist of costs related to the departures of the Company’s former Chief Operating Officer and Chief Customer Officer, and of costs related to the disposal of furniture for an unoccupied leased office space.
(d)	Other (income) expense for the three months ended March 31, 2023 and March 31, 2022 consist of interest income earned on interest-bearing monetary assets, and of the impact of changes in foreign currency exchange rates.

We use Adjusted EBITDA and Adjusted EBITDA Margin as measures of operational efficiency to understand and evaluate our core business operations. We believe that these non-GAAP financial measures are useful to investors for period to period comparisons of the core business and for understanding and evaluating trends in operating results on a consistent basis by excluding items that we do not believe are indicative of our core operating performance.

These non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation or as substitutes for an analysis of our results as reported under GAAP. Some of the limitations of these measures are:

●	they do not reflect changes in, or cash requirements for, working capital needs;
●	Adjusted EBITDA does not reflect capital expenditures or future requirements for capital expenditures or contractual commitments;
●	they do not reflect income tax expense or the cash requirements to pay income taxes;
●	they do not reflect interest expense or the cash requirements necessary to service interest or principal debt payments; and
●	although depreciation and amortization are non-cash charges related mainly to intangible assets, certain assets being depreciated and amortized will have to be replaced in the future, and Adjusted EBITDA does not reflect any cash requirements for such replacements.

In addition, other companies in the industry may calculate these non-GAAP financial measures differently, therefore limiting their usefulness as a comparative measure. You should compensate for these limitations by relying primarily on our GAAP results and using the non-GAAP financial measures only supplementally.

Total stock-based compensation expense recorded in the Condensed Consolidated Statements of Operations and Comprehensive Income is as follows:

	Three Months Ended
	March 31,
(in thousands)	2023	2022
Product development	$4,379	$3,366
Sales, marketing and customer support	3,507	3,829
General and administrative	3,927	3,799
Total stock-based compensation	$11,813	$10,994

Forward-Looking Statements

This press release includes “forward-looking statements”. Forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “plan,” “seek,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe” or “continue” or the negative thereof or variations thereon or similar terminology. Any statements in this press release regarding future revenues, earnings, margins, financial performance or results of operations (including the guidance provided under “Second Quarter and Full-Year 2023 Guidance”), and any other statements that are not historical facts are forward-looking statements. Forward-looking statements are subject to known and unknown risks and uncertainties, many of which may be beyond our control. We caution you that the forward-looking information presented in this press release is not a guarantee of future events, and that actual events may differ materially from those made in or suggested by the forward-looking information contained in this press release. These risks, uncertainties, assumptions and other factors include, but are not limited to, the competitiveness of our solutions amid technological developments or evolving industry standards, the competitiveness of our market, system failures, security breaches, cyberattacks or natural disasters, economic downturns and unstable market conditions, our ability to collect payments, data privacy legislation and regulation, public criticism of digital advertising technology, our international operations, our use of “open source” software, our limited operating history and the potential for our revenues and results of operations to fluctuate in the future. Moreover, we operate in a very competitive and rapidly changing environment, and new risks may emerge from time to time. It is not possible for us to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results or outcomes to differ materially from those contained in any forward-looking statements we may make.

Further information on these and additional risks, uncertainties, and other factors that could cause actual outcomes and results to differ materially from those included in or contemplated by the forward-looking statements contained in this press release are included under the caption “Risk Factors” under our Annual Report on Form 10-K filed with the SEC on March 1, 2023 and other filings and reports we make with the SEC from time to time.

We have based our forward-looking statements on our management’s beliefs and assumptions based on information available to our management at the time the statements are made. Any forward-looking information presented herein is made only as of the date of this press release, and, except as required by law, we do not undertake any obligation to update or revise any forward-looking information to reflect changes in assumptions, the occurrence of unanticipated events, or otherwise.

About DoubleVerify

DoubleVerify is a leading software platform for digital media measurement and analytics. Our mission is to make the digital advertising ecosystem stronger, safer and more secure, thereby preserving the fair value exchange between buyers and sellers of digital media. Hundreds of Fortune 500 advertisers employ our unbiased data and analytics to drive campaign quality and effectiveness, and to maximize return on their digital advertising investments – globally.

Investor Relations

Tejal Engman

DoubleVerify

IR@doubleverify.com

Media Contact

Chris Harihar

Crenshaw Communications

646-535-9475

chris@crenshawcomm.com